Exhibit 99.1

DATE: Feb. 2, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams, Williams Partners and Access Midstream Partners

Announce Closing of Merger

Merger Creates Leading, Large-Cap Natural Gas Infrastructure Focused MLP

with a Robust Growth Outlook and Substantial Positions in Key Basins

TULSA, Okla. – Williams (NYSE: WMB), Williams Partners L.P. (NYSE: WPZ), and Access Midstream Partners, L.P. (NYSE: ACMP) today announced the closing of the merger between Williams Partners and Access Midstream Partners. As part of the completion of the merger, Access Midstream Partners changed its name to Williams Partners L.P. and its units will trade under the symbol “WPZ” beginning on Feb. 3.

“As intended with this merger, we’ve created an industry-leading, large-scale MLP with best-in-class assets that connect natural gas and natural gas products with growing markets,” said Alan Armstrong, chief executive officer of Williams Partners’ general partner. “The new Williams Partners generates additional strength in our business, more opportunities for our customers and increased value for our investors. We’re pleased to have reached this milestone as we strive to meet North America’s critical need for energy infrastructure.”

Williams’ acquisition of Access Midstream Partners and the subsequent merger with Williams Partners enhances Williams’ exposure to key production basins in North America. The merger combines the depth of Access Midstream’s expertise in the gathering and processing function with the breadth of Williams’ capabilities across the broader natural gas value chain. Williams Partners now features large-scale positions across three key components of the midstream sector, including:

•	Natural Gas Pipelines – Transco, Northwest and Gulfstream represent the nation’s premier interstate pipeline network. Transco is the nation’s largest and fastest-growing pipeline system.

•	Gathering and Processing – Large-scale positions in growing natural-gas supply areas in major shale and unconventional producing areas, including the Marcellus, Utica, Piceance, Four Corners, Wyoming, Eagle Ford, Haynesville, Barnett, Mid-continent and Niobrara. Additionally, the business includes oil and natural gas gathering services in the deepwater Gulf of Mexico.

•	Natural Gas Liquids and Petrochemical Services – Unique downstream presence on the Gulf Coast and in western Canada provides differentiated long-term growth.

Williams Partners is based in Tulsa, Okla. with major offices in Oklahoma City, Houston, Pittsburgh, Salt Lake City and Calgary. Williams owns the general partner of and controlling interest in Williams Partners. Alan Armstrong and Donald Chappel serve the merged MLP as its general partner’s chief executive officer and chief financial officer, respectively.

Williams and Williams Partners intend to provide updated financial guidance on or before Feb. 18.

Fourth-Quarter and Year-end 2014 Financial Results

Williams and Williams Partners plan to jointly host a conference call and live webcast on Thursday, Feb. 19, at 9:30 a.m. EST following the announcement of their fourth-quarter and year-end 2014 financial results after the market closes on Wednesday, Feb. 18.

A limited number of phone lines will be available at (800) 768-6570. International callers should dial (785) 830-1942. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure to connect North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns the general partner of and controlling interest in Williams Partners L.P. (NYSE: WPZ), an industry-leading master limited partnership with operations across the natural gas value chain from transportation and processing to petchem production of ethylene, propylene and other olefins. With positions across top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – moving approximately 20 percent of U.S. natural gas for clean-power generation, home heating and industrial use. In addition to gathering, processing, transportation and storage of natural gas and natural gas liquids, Williams Partners is positioned to connect abundant domestic supplies with international markets. www.williams.com

Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.

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